                                                                EXHIBIT 5(a)(i)

                                   SCHEDULE A
                      TO THE INVESTMENT ADVISORY AGREEMENT
                    BETWEEN THE PARKSTONE GROUP OF FUNDS AND
                        SECURITIES COUNSEL INCORPORATED
                               DATED JULY 9, 1987


           Name of Fund                   Compensation*                          Date
           ------------                   ------------                           ----
Parkstone U.S. Government           Annual rate of forty onehundreths     September 8, 1988
 Obligations Fund                   of one percent (.40%) of the
Parkstone Prime Obligations         average daily net assets of each
 Fund                               Fund
Parkstone Tax-Free Fund

Parkstone Treasury Fund             Annual rate of forty onehundreths     August 26, 1993
Parkstone Municipal Investor        of one percent (.40%) of the
 Fund                               average daily net assets of each
                                    Fund


                                     THE PARKSTONE GROUP OF FUNDS


                                     By: /s/ G. RONALD HENDERSON
                                        --------------------------------
                                         G. Ronald Henderson

                                     Title: President
                                           -----------------------------

                                     Date: 9/2/93
                                          ------------------------------


                                     FIRST OF AMERICA INVESTMENT
                                     CORPORATION (formerly SECURITIES COUNSEL
                                     INCORPORATED)


                                     By: /s/ RICHARD A. WOLF
                                        --------------------------------
                                     Title: President
                                           -----------------------------
                                     Date: 9/10/93
                                          ------------------------------

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* All fees are computed daily and paid monthly.